LIGHTING SCIENCE GROUP CORPORATION
ANNOUNCES MANAGEMENT CHANGE

DALLAS, TX — September 17, 2005 — Lighting Science Group Corporation (OTCBB:LSGP) today announced that Stan T. Waldrop, president, resigned  to pursue his other business interests. Mr. Waldrop will continue to serve the Company in an advisory capacity for six months, assisting in the transition.

Chairman and CEO Ron Lusk will assume Mr. Waldrop's responsibilities.

About Lighting Science Group Corporation
Lighting Science Group Corporation (www.lsgc.com) designs and sells energy efficient lighting solutions based on Optimized Digital Lighting™ (ODL™) technology. The Company's patent-pending designs and manufacturing processes enable affordable, efficient and long lasting LED bulbs to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits.

Contacts:
Ron Lusk, Chairman & CEO
Lighting Science Group Corporation
214-382-3630
Investor Relations Counsel:
The Equity Group Inc.
Lauren Barbera
212-836-9610
LBarbera@equityny.com

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